MINERALS LEASE AND AGREEMENT

THIS MINERALS LEASE AND AGREEMENT ("Agreement") is dated and effective this 22nd day of March, 2011 ("Effective Date"), by and between NEWMONT USA LIMITED, a Delaware corporation doing business in Nevada as NEWMONT MINING CORPORATION ("Newmont"), and THUNDER MOUNTAIN GOLD, INC. and its wholly owned subsidiary, THUNDER MOUNTAIN RESOURCES, INC. ("Thunder Mountain").

RECITALS

A. Newmont owns or controls the property described in Exhibit A attached hereto which comprise two minerals leases and owned mineral interests (the "Lands"). Lands

B. Newmont desires to lease and assign to Thunder Mountain, and Thunder Mountain desires that Thunder Mountain lease or otherwise acquire from Newmont, the right to conduct mineral exploration activities on and in the Lands with the subsequent right to participate in the development of minerals from the Lands subject to the terms and conditions of this Agreement.

THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Newmont and Thunder Mountain agree as follows:

AGREEMENT

1. Grant.

(a) Lands. Newmont leases exclusively to Thunder Mountain, until this Agreement is terminated, the right to prospect and explore for Minerals (defined below) on and beneath the Lands, and to use, occupy, excavate and disturb so much of the surface and subsurface of the Lands as is reasonably necessary and convenient in exploring for such Minerals, to the extent authorized by and subject to the terms of this Agreement. Subject to the terms of this Agreement, Thunder Mountain assumes, and shall be solely responsible for satisfying, all obligations of Newmont under the Leases, described in Exhibit A, with respect to the Lands. As used in this Agreement, "Minerals" shall mean any and all metals, minerals and mineral rights of whatever kind and nature as defined in, and as limited to the extent of Newmont's rights under the Leases, with respect to the Lands.

2. Work Commitment.

(a) Subject to Thunder Mountain's right to terminate this Agreement pursuant to Section 10 below, Thunder Mountain shall make Expenditures (defined below) in the total amount of Two Million Seven Hundred Thousand Dollars ($ 2,700,000.00) in accordance with the following schedule:

Due Date	Expenditure Amount

On or before the second anniversary from the Effective Date	$ 150,000.00
On or before the third anniversary from the Effective Date	An additional	$ 300,000.00
On or before the fourth anniversary from the Effective Date	An additional	$ 500,000.00
On or before the fifth anniversary from the Effective Date	An additional	$ 750,000.00
On or before the sixth anniversary from the Effective Date	An additional	$ 1,000,000.00

Notwithstanding any inference to the contrary, Thunder Mountain understands that Thunder
Mountain’s obligation to make a total of One Hundred Fifty Thousand Dollars ($150,000.00) in
Expenditures on or before two years from the Effective Date is a firm commitment which shall not be affected by any termination of this Agreement.

Excess Expenditures during any period specified above shall be carried forward and credited against Expenditures required in the subsequent period or periods. Except as provided in Section
17(i), if Thunder Mountain fails to make the required Expenditures during any period specified in this Section 2(a), Thunder Mountain shall pay to Newmont in cash, within 30 days after the end of that period, the amount of such deficit. Upon Newmont’s receipt of that payment,
Thunder Mountain shall be deemed to have satisfied the Expenditure requirement for that period.

As used in this Agreement, “Expenditures” shall mean the following expenses incurred by
Thunder Mountain since the Effective Date of this Agreement, in ascertaining the existence, location, quantity, quality or commercial value of a deposit of Minerals on or within the Lands, including reclamation of such activities (“Exploration Work”), provided the qualifying
Expenditures under this Section 2(a) and Section 3 during each anniversary year shall be incurred for operations on the Lands and the Area of Interest. For purposes of this Agreement, the Area of Interest is defined as all lands in Sections 1 - 30, T29N, R44E, MDM.

(i) Actual field salaries and wages (or the allocable portion thereof), including benefit costs and payroll taxes, of employees or contractors of Thunder Mountain actually performing Exploration Work;

(ii) Costs and expenses for the use of machinery, facilities, equipment and supplies required for Exploration Work;

(iii) Travel expenses and transportation of employees and contractors, materials, equipment and supplies reasonably necessary for the conduct of Exploration Work;

(iv)	All payments to contractors for Exploration Work;

(v)	Costs of assays, or other costs incurred to determine the quality and quantity of Minerals on or within the Lands;

(vi) Costs incurred to obtain permits, rights of way and other similar rights as may be incurred in connection with Exploration Work;

Minerals Lease and Agreement Thunder Mountain Page 2 of 42

(vii) Costs and expenses of performing feasibility or other studies to evaluate the economic feasibility of mining on the Lands;

(viii) All taxes levied against the Lands and paid by Thunder Mountain;

(ix) The cost of any reclamation bonds required to be posted for reclamation of disturbance associated with Exploration Work; and

(x) All land holding costs or fees and other necessary expenditures made to preserve in good standing the status and title of the Lands.

(c) At least fifty percent (50%) of qualifying Expenditures under Section 2(a)
during the second anniversary year collectively and during each anniversary year thereafter shall be for direct exploration drilling on the Lands. As used in this Agreement, “direct exploration drilling” means drilling, access road construction, drill site excavation, downhole surveys, hole plugging, and assays of such drilling results and reclamation of such disturbance.
.
3. Rental Payments. Subject to Thunder Mountain’s right to terminate this
Agreement under Section 9 below, and beginning on the seventh anniversary of this Agreement, and each anniversary date thereafter, Thunder Mountain shall pay to Newmont an annual rental if Thunder Mountain did not expend at least Three Hundred Thousand Dollars ($300,000.00) in
Expenditures during the preceding anniversary year. The amount of the rental payment that would be due on the seventh anniversary is ten dollars ($10.00) per acre of Lands that is then subject to this Agreement. This annual rental rate of ten dollars ($10.00) per acre shall escalate by five percent (5%) each year after the seventh anniversary date. Thunder Mountain shall pay to Newmont any rental that is due in cash by certified check or wire transfer within 30 days after each anniversary date beginning on the eighth anniversary of this Agreement.

4.	Representations and Warranties.

(a) Newmont represents and warrants that (i) except as referenced in Exhibit

A hereto, it has not encumbered, mortgaged or conveyed its interest in the Lands, including but not limited to conveying any royalty interest therein; and (ii) it has no knowledge of any pending litigation or other claims challenging its title to the Lands.

(b) Each party represents and warrants to the other parties that it is in good standing under the laws of the jurisdiction in which it is incorporated, and that it has all the requisite power, right and authority to enter into this Agreement, to perform its obligations under this Agreement, and to commit to this Agreement. The execution and delivery of this Agreement and the consummation of the obligations, indemnities and payments provided herein have been duly and validly authorized by all necessary corporate or company action on the part of each party.

5. Feasibility Study. Prior to commencing mine construction activities for the production of Minerals from any part of the Lands, Thunder Mountain shall prepare and deliver to Newmont a notice that includes: (i) a Positive Feasibility Study, as defined in Exhibit B

Minerals Lease and Agreement Thunder Mountain Page 3 of 42

hereto, for a deposit containing 500,000 ounces of gold or gold equivalent resources on the
Venture Property, as defined in Section 6(a) below, (ii) all factual data relating to the Venture
Property not previously provided to Newmont, and (iii) a detailed summary of all Expenditures made by Thunder Mountain from the Effective Date of this Agreement through the date of the notice. To the extent Thunder Mountain needs processing and facility cost information, that may be proprietary to Newmont, in order to adequately prepare the Positive Feasibility Study,
Newmont commits to cooperate with Thunder Mountain in a manner that protects the proprietary interests of Newmont while providing sufficient information for Thunder Mountain to prepare an accurate study. Thunder Mountain shall not be deemed in default of its performance obligations hereunder if it cannot prepare an adequate Positive Feasibility Study due to lack of access to
Newmont’s proprietary information.

6. Venture Option.

     (a) Newmont shall have the option to enter into a venture agreement with
Thunder Mountain (the “Venture Option”) covering the Lands and/or the Thunder Mountain property, as more completely described in Exhibit A-1 attached hereto and all unpatented mining claims subsequently located, relocated or leased from third parties by Thunder Mountain in the
Area of Interest (the “Thunder Mountain Property”), if such property interests exist at the time the Venture Option is exercised (the “Venture Property”). Newmont may exercise the Venture
Option as follows:
                              (i) At any time during the term of this Agreement, prior to Thunder
Mountain delivering to Newmont a complete notice, pursuant to Section 5 above, Newmont may elect the Venture Option by notifying Thunder Mountain in writing of such election. Within 30 days after delivery of such election notice, Thunder Mountain shall deliver to Newmont all factual data not previously provided to Newmont relating to the Lands, and a detailed summary of all Expenditures made from the Effective Date of this Agreement through the date of delivery of Newmont’s election notice.

                              (ii) If Newmont does not elect the Venture Option under Section 6 (a)
(i) above, it may exercise the Venture Option by delivering written notice to Thunder Mountain within 120 days after delivery by Thunder Mountain of a complete notice under Section 5 above.

                             (iii) To obtain its initial vested interest under the Venture Agreement,
Newmont shall spend an amount equal to one hundred and fifty percent (150%) of the sum of the Expenditures made by Thunder Mountain from the Effective Date of this Agreement through the date that Newmont exercises the Venture Option if Newmont elects the Venture Option under Section 6 (a) (i), or through the date of the notice delivered pursuant to Section 5 above if
Newmont elects the Venture Option under Section 6 (a) (ii). During completion of its initial contribution, Newmont shall have complete discretion to determine the location, extent and timing of all work and expenditures. Newmont shall have the right to withdraw from the
Venture at any time prior to completing its initial contribution, and shall thereby be excused from making any further Expenditures. In the event of withdrawal by Newmont, the parties shall complete a Purchase Closing in accordance with the terms of Section 6 (c) below. If Newmont elects the Venture Option under this Section 6 (a), Thunder Mountain shall contribute, as
Thunder Mountain’s initial contribution, all of their right, title and interest under this Agreement,

Minerals Lease and Agreement Thunder Mountain                                                                       Page 4 of 42

and any other interests they hold, individually or collectively, in the Venture Property. Upon execution of the Venture Agreement, this Agreement shall terminate, and the parties shall execute a release and termination evidencing such termination.

     (b) If Newmont elects to exercise the Venture Option under this Section 6,
Newmont and Thunder Mountain shall, within 90 days of Newmont’s delivery of its election notice, negotiate in good faith and enter into a venture agreement (the “Venture Agreement”), covering the Venture Property and replacing this Agreement, which will generally follow the form of Rocky Mountain Mineral Law Foundation, Form 5A, and will include the following terms:
                       (i) The initial participating interests of Newmont and Thunder
Mountain shall be fifty-one percent (51%) and forty-nine percent (49%), respectively. Newmont may elect to acquire an additional nineteen percent (19%) interest by making Expenditures of an additional one hundred and fifty percent (150%) of the sum of the Exploration Expenditures made by Thunder Mountain. In the event Newmont elects to acquire the additional interest, the participating interests of Newmont and Thunder Mountain shall be seventy percent (70%) and thirty percent (30%) respectively.

                       (ii) Newmont shall have the right to be the manager of the Venture so long as it maintains a fifty percent (50%) or greater participating interest in the Venture. The manager of the Venture shall earn a management fee from the Venture of (i) five percent (5%) of the Venture exploration expenditures during exploration (except for invoices exceeding
$50,000.00, in which case the fee will be three percent (3%) for the amount over $50,000.00),
(ii) five percent (5%) of Venture development expenses during mine development, and (iii)
seven dollars ($7.00) per ounce of gold produced from the Venture Property during production.
After production commences, the seven dollars ($7.00) per ounce management fee will be adjusted to reflect the manager’s actual cost experience, so that the manager makes neither a profit nor loss from being manager. The manager shall prepare monthly reports of all work conducted under the Venture Agreement.

                        (iii) A management committee shall be formed, consisting of two representatives from each Venture party. The management committee members shall have voting rights in proportion to the parties’ respective participating interests. Upon completion of
Newmont’s initial contribution, the manager shall present work programs and budgets to the management committee for approval. In the event of a tie vote, the manager shall have the deciding vote.
                        (iv) After Newmont’s completion of its initial contribution as prescribed in Section 6 (a), the parties shall be required to fund future Venture expenditures in proportion to their participating interests pursuant to programs and budgets proposed by the manager and approved by the management committee. If either party elects not to contribute its proportionate share to an approved program and budget, once joint funding commences, such party’s participating interest shall be subject to straight-line dilution, based upon the following dilution formula:

Participating Interest = Total of [(deemed value) + (contributions to date) + (actual contribution to current budget)] by a diluting party x 100%
Total of [(deemed values) +(contributions to date) + (actual contributions to current budget)] by all parties

Minerals Lease and Agreement Thunder Mountain Page 5 of 42

The Participating Interest of the non-diluting Participating Interest holders shall be 100% minus the recalculated Participating Interest of the diluting party allocating the diluted portion of
Participating Interest to the non-diluting Participating Interest holder.

If the Venture commences with a 51/49 division of Participating Interest, then the initial deemed values, for purposes of utilizing the dilution formula, shall be $51 Million for Newmont and $49
Million for Thunder Mountain. If the Venture commences with a 70/30 division of Participating
Interest, then the initial deemed values, for purposes of utilizing the dilution formula, shall be
$70 Million for Newmont and $30 Million for Thunder Mountain.

If either party elects to contribute to an approved program and budget, but fails to make such contribution, the amount of dilution shall be twice the amount that would have occurred if the defaulting party initially elected not to contribute. In the event that either party’s participating interest is diluted to below ten percent (10%), it shall relinquish its participating interest to the other party, in return for a three percent (3%) net smelter returns royalty, as defined in Exhibit D to this Agreement, calculated over the Venture Property at the last Participating Interest percentage of the diluted party at the time it is diluted out.

                                (v) The environmental indemnifications of Thunder Mountain under
Section 14 of this Agreement shall cease with respect to the participating interest in the Lands acquired by Newmont pursuant to the Venture Option, but shall otherwise survive under the
Venture Agreement.

                                (vi) In the event either party decides to sell, transfer or assign its interest in the Venture or Venture Property, the other party shall have a right of first offer under terms similar to those set forth in Section 10 below.

                                (vii) While Newmont is completing its initial contribution, it shall have the obligation to maintain the Venture Property in good standing and shall be solely responsible for all permitting and bonding for activities it conducts on the Venture Property during that period.

                                (viii) After Newmont completes its initial contribution, the Venture shall have the obligation to maintain the Venture Property in good standing and shall be solely responsible for all future permitting and bonding for activities on the Venture Property.

                                 (ix) In the event Newmont elects not to complete its initial contribution, the parties shall complete the Purchase Closing in accordance with Section 6(c)
below.

     (c) If Newmont at any time elects not to exercise the Venture Option, fails to elect the Venture Option within the time-frame specified in Section 6 (a)(ii) or elects the Venture
Option but thereafter elects not to complete its initial contribution, the parties shall, within One
Hundred Twenty (120) days after such election (or deemed election), hold a closing (“Purchase
Closing”) at Newmont’s offices in Elko, Nevada, or another location or time agreed to in writing by the parties. At the Purchase Closing, (i) Newmont and Thunder Mountain shall execute and

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have acknowledged, and Newmont shall deliver to Thunder Mountain, a quit claim deed and assignment in the form of Exhibit C, conveying to Thunder Mountain all of Newmont’s interest in the Lands, or so much of the Lands as Thunder Mountain elects to receive, (ii) Thunder
Mountain shall deliver to Newmont a properly executed and acknowledged royalty agreement in the form of Exhibit D, conveying to Newmont a royalty on all Minerals produced from the Lands and providing for a cash payment in the amount of $5.00 per ounce as defined in the Positive
Feasibility Study, at Purchase Closing and, (iii) if it has not previously terminated under Section
6 (a) (iii), this Agreement shall terminate, and the parties shall execute a release and termination evidencing such termination.

7. Property Maintenance. Subject to the additional requirements under Section 8 below, for so long as this Agreement is in effect, Thunder Mountain shall take all actions necessary to keep the Lands in good standing, including payment of property taxes and any taxes relating to Thunder Mountain’s operations on the Lands, and satisfying all requirements under the Leases with respect to the Lands.

8. Reporting. Thunder Mountain shall provide to Newmont, without representation or warranty as to the completeness of any provided data, semi-annual reports of all activities and operations conducted on or in connection with the Lands pursuant to this Agreement, together with copies of all factual data generated as a result of those activities or operations. Those reports shall be provided to Newmont by August 1 and February 1 of each calendar year. Each semi-annual report shall include details of: (i) all activities, operations and Expenditures with respect to the Lands during the preceding six months of the calendar year; (ii) exploration and ore reserve data generated during the previous six months; and (iii) a summary of anticipated activities for the upcoming six months. The semi-annual report required to be delivered by
February 1 of each year shall be accompanied by digital factual data generated during the previous calendar year, to the extent the data exists in such format. Upon formation of a
Venture, pursuant to Section 6 of this Agreement, work reports due pursuant to this Section 8 shall be sent to:

Newmont USA Limited
1655 Mountain City Highway
Elko, Nevada 89801
Attn: Exploration Manager
Telecopier No.: (775) 778-2560

Newmont may change such address from time to time by written notice to Thunder Mountain.

9. Termination.

     (a) Subject to the terms of this Section 9 at any time after completion of One
Hundred Fifty Thousand Dollars ($150,000.00) in Expenditures in accordance with the schedule set forth in Section 2(a) above, Thunder Mountain may terminate this Agreement upon providing
Newmont 60 days advance written notice.

Minerals Lease and Agreement Thunder Mountain                                                                             Page 7 of 42

     (b) If Thunder Mountain defaults on any of its obligations under this
Agreement, Newmont may give Thunder Mountain written notice of the default or defaults. If
Thunder Mountain has not begun to cure any such default, other than a default that may be satisfied by cash payment, within 30 days from the date of delivery of such notice and completely cured such default within a reasonable time thereafter, Newmont may terminate this
Agreement by written notice to Thunder Mountain. As to any default that may be cured by cash payment, including but not limited to rentals, payments to maintain the Lands free of all liens or encumbrances, payments to make up for Expenditure deficiencies under Section 2(a), or any payments under Section 11(b), Newmont may terminate this Agreement if Thunder Mountain has not fully satisfied such payment obligation within 30 days of delivery of Newmont’s notice of default. Such termination by Newmont shall not affect Newmont’s rights to seek any other available remedies.

     (c) Upon any termination of this Agreement, Thunder Mountain shall within
30 days after the effective date of termination, (i) surrender the Lands to Newmont free and clear of any encumbrances, and deliver to Newmont a written instrument or instruments, in a form appropriate for recording and acceptable to Newmont, further evidencing termination of this
Agreement and reconveyance of the Lands to Newmont; (ii) satisfy all requirements to maintain the Lands in good standing through 90 days after the effective date of termination, including, but not limited to payment of any property taxes, and taking any other actions necessary to maintain the Leases; and (iii) deliver to Newmont copies of all factual data obtained in conducting activities or operations on the Lands, not already provided to Newmont. Upon any termination of this Agreement, Thunder Mountain shall promptly reclaim all disturbance caused by its activities on the Lands in accordance with applicable legal requirements and the terms of the Leases, unless Newmont agrees in writing to assume such reclamation obligations and relieve Thunder
Mountain of the performance thereof.

10. Transfer of Interests, Right of First Offer.

     (a) Each party shall have the right to transfer all or any part of its interest in this Agreement, the Lands, subject to the rights of the other party as provided in this Section 10.

     (b) If Thunder Mountain or Newmont (“Transferring Party”) intend to transfer, other than by joint venturing with a third-party prior to the initiation of the Venture, all or any part of its interest in this Agreement, the Lands (the “Offered Property”), the Transferring
Party shall promptly notify the other party (“Non-Transferring Party”). This notice shall specifically identify the Offered Property and shall state the price and all other pertinent terms and conditions of the intended transfer, on such terms as the Transferring Party is willing to accept, which shall be for monetary consideration only. If the Transferring Party is Thunder
Mountain, Thunder Mountain shall include with such notice all factual data in its possession pertaining to the Offered Property that was not previously provided to Newmont. The Non-
Transferring Party shall have 30 days from the date such notice is delivered to notify the
Transferring Party whether it elects to acquire the Offered Property at the same price and on the same terms as set forth in the notice. If the Non-Transferring Party does elect to acquire the
Offered Property, such closing shall occur within 60 days after notice of such election is delivered to the Transferring Party. If the Non-Transferring Party fails to provide the

Minerals Lease and Agreement Thunder Mountain                                                                          Page 8 of 42

Transferring Party with notice of its election to acquire the Offered Property within such 30 days, such failure shall be deemed to be an election to not acquire the property. If the Non-
Transferring Party elects to not acquire the Offered Property the Transferring Party shall be free to complete the transfer of the Offered Property to a third party, provided, however, the
Transferring Party must complete the transfer of the entire Offered Property to a third party at a price and on terms no less favorable to the Transferring Party than those set forth in its notice to the Non-Transferring Party within 120 days following the expiration of such 30-day period. If the Transferring Party fails to complete the transfer of the entire Offered Property to a third party within that period, the Non-Transferring Party’s right of first offer in the Offered Property shall be revived. Any subsequent proposal by the Transferring Party to transfer the Offered Property, or any part thereof, shall be conducted in accordance with all of the procedures set forth in this
Section. A transfer may be made under this Section 10 only if the transferee agrees in writing with the Non-Transferring Party to be bound by the terms of this Agreement, including this
Section 10, to the same extent as the Transferring Party with respect to the transferred interests;
provided, however, no transfer of any interest in the Property or this Agreement shall relieve the
Transferring Party of its obligations under this Agreement, unless the Non-Transferring Party otherwise agrees in writing, which agreement shall not be unreasonably withheld. A
Transferring Party shall be entitled to sell the Offered Property for non-cash consideration only where such consideration has a monetary value equal to or greater than the cash price at which the Offered Property was offered to the Non-Transferring Party.

     (c) The provisions of Section 10(b) shall apply to Thunder Mountain and Newmont and any successor or transferee (including any Affiliate or successor by merger), but shall not apply to (i) a corporate consolidation or reorganization by the Transferring Party by which the surviving entity possesses substantially all of the stock or all of the property rights and interests, and is subject to substantially all of the liabilities and obligations of the Transferring Party; (ii)
any equity offering made by a Transferring Party; (iii) a transfer of direct or indirect Control of a
Transferring Party to a non-Affiliate third party (whether in a single transaction or series of related transactions), but only if the fair market value of the Transferring Party’s interest in the
Property or this Agreement that is being transferred does not exceed twenty-five percent (50%)
of the combined market value of all of the assets of the Transferring Party and all of its
Affiliates, if any, direct or indirect Control of which is also being transferred; or (iv) a transfer of
Control of a Transferring Party to an Affiliate; provided that in each case, the acquiring party shall agree in writing with the other party to assume the Transferring Party’s obligations under this Agreement or any other agreement hereunder, as to the transferred interest. For purposes of this Agreement, “Affiliate” means any person or entity that Controls, is Controlled by or under common Control with Thunder Mountain or Newmont. The term “Control” used as a verb means the ability, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity through (i) the legal or beneficial ownership of voting securities or membership interests; (ii) the right to appoint managers, directors or corporate management; (iii) contract; (iv) operating agreement; or (v) voting trust.
The term “Control” used as a noun means an interest which gives the holder the ability to exercise any of the foregoing powers.

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11. Standard of Conduct; Environmental Compliance.

     (a) Thunder Mountain shall ensure that all activities conducted on the Lands are in compliance with the laws and regulations of the United States, the State of Nevada, and any local governmental entity with jurisdiction over the Lands or activities thereon, including, but not limited to any laws or regulations regarding environmental protection or reclamation of the Property. Thunder Mountain shall provide Newmont with satisfactory evidence of such compliance upon Newmont’s request. All operations under this Agreement shall be conducted in a good and workmanlike manner in accordance with generally accepted mining practices.

     (b) Prior to conducting or authorizing surface disturbing work on any part of the Lands, Thunder Mountain shall (i) obtain and deliver to Newmont aerial photographs of the
Lands, or other documentation such as remote sensing data, documenting the physical condition of the Lands, with the timing and extent of such photography to be coordinated with Newmont’s
Environmental Department, (ii) deliver to Newmont a brief written plan of the anticipated activities, including a description of the location, timing and nature of those activities, which plan shall be updated annually by March 30 of each calendar year, or more often as needed to address all activities that are actually occurring on the Lands, (iii) post with the Nevada Division of Environmental Protection or the Bureau of Land Management, as appropriate, any financial sureties for reclamation or other environmental obligations, as required by law, and (iv) post with
Newmont cash, a bond or other financial surety acceptable to Newmont, with Newmont as beneficiary or co-beneficiary, in an amount equal to twenty-five thousand dollars ($25,000.00), which will allow Thunder Mountain to disturb up to five (5) acres of the Lands. Thereafter,
Thunder Mountain shall post with Newmont cash or a bond acceptable to Newmont in the amount of five thousand dollars ($5,000.00) for each additional acre of Lands with a slope in excess of 25 percent or One Thousand dollars ($1,000.00) for each additional acre of Lands with a slope less than 25 percent that will be disturbed, prior to such disturbance. If Thunder
Mountain fails to promptly and adequately complete the reclamation of any disturbance, the financial sureties shall be available to Newmont to cover all costs of reclaiming the disturbance, including any drill hole plugging. The amount of the financial surety to be posted with
Newmont shall be reviewed annually to ensure there is a sufficient amount to cover the full costs of reclamation. To the extent such surety is inadequate; the per-acre amount of such surety shall be adjusted upward to reflect actual projected reclamation costs. Reclamation of disturbance on any lands within the Lands shall be generally consistent with State of Nevada standards. Once reclamation is completed to Newmont’s satisfaction, Newmont shall return such sureties to
Thunder Mountain. Newmont shall not pay interest on any such surety.

     (c) No separate financial surety shall be required under Section 11(b)(iv)
where the proposed disturbance is subject to a financial surety that Thunder Mountain has established pursuant to a State of Nevada reclamation permit that has been approved by the
Nevada Division of Environmental Protection. To the extent a state-approved surety covers only part of the proposed disturbance on the Lands, Thunder Mountain shall be required to provide to
Newmont a financial surety under Section 11(b)(iv) to cover the reclamation costs of all remaining disturbance prior to conducting the proposed activities.

Minerals Lease and Agreement Thunder Mountain                                                                               Page 10 of 42

     (d) Thunder Mountain shall provide to Newmont a copy of any permit application or other permitting documents relating to activities or operations on the Lands prior to submission to the applicable government entity, and Newmont shall have at least 15 days to review and comment on the same prior to its submission to the agency.

     (e) Should any unpermitted discharge, leakage, spillage, release, emission or pollution of any type occur upon, to or from the Lands due to Thunder Mountain’s activities or possession, Thunder Mountain, at their sole expense, shall promptly clean and restore the Lands to standards equal to or exceeding all standards adopted or required by any governmental body having jurisdiction over the Lands.

12. Audit and Inspection.

     (a) Newmont shall be entitled to enter the Lands for purposes of inspecting any of Thunder Mountain’s operations, facilities or structures at reasonable times, upon reasonable advance notice, provided that Newmont shall so enter at its own risk and shall indemnify and hold Thunder Mountain and its Affiliates harmless against and from any and all loss, cost, damage, liability and expense (including but not limited to reasonable attorneys fees and costs) by reason of injury to Newmont or its agents or representatives, or damage to or destruction of any property of Newmont or its agents or representatives while on the Lands, or in such workings, facilities and structures, except to the extent that such injury, damage, or destruction is a result, in whole or in part, of the negligence of Thunder Mountain. Newmont shall have the right during regular business hours to review and copy all of Thunder Mountain’s files and documents relating to activities on the Lands, including, but not limited to, all invoices and other documentation of Expenditures.

     (b) If Newmont determines that activities or operations being conducted on the Lands are in material non-compliance with applicable laws, regulations, ordinances or permits, Newmont may provide notice to Thunder Mountain, and Thunder Mountain shall immediately begin and promptly complete corrective action to bring such activities or operations into compliance. If, after receiving such notice, Thunder Mountain do not promptly take corrective actions to Newmont’s satisfaction, Newmont may, but has no obligation to, take such actions as it deems necessary to bring Thunder Mountain’s operations into compliance, including, but not limited to taking over operational control of Thunder Mountain’s operations.
Thunder Mountain shall thereafter pay to Newmont one hundred fifty percent (150%) of
Newmont’s costs for such actions.

13. Property As Is. Thunder Mountain acknowledges that they have been given full access to the Lands for their due diligence review. Thunder Mountain acknowledges that the
Lands may have environmental and physical conditions related to prior mineral exploration or mining activities, including, but not limited to pits, adits, shafts and roads. Prior to entering into this Agreement, Thunder Mountain has investigated the Lands, including the environmental conditions on that property and the overlying surface, to their satisfaction. Thunder Mountain is exploring the Lands hereunder “as is” without warranty of any kind as to the condition, suitability or usability of the Lands for any purpose, or the ability to obtain any necessary permits or authorizations to access or mine the Lands. The parties intend that this “as is”

Minerals Lease and Agreement Thunder Mountain Page 11 of 42

provision shall be effective specifically with respect to environmental conditions, and any and all common law or statutory claims with respect thereto. Once Thunder Mountain accepts the Quit
Claim Deed and Assignment, substantially in the format provided in Exhibit C, then Thunder
Mountain assumes the risk of any environmental contamination, hazardous substances and other conditions on or related to the Lands. Newmont makes no representation or warranty as to the accuracy or completeness of any environmental, geological, financial, operating or other information it has provided relating to the Lands, and Thunder Mountain agrees that Newmont shall have no liability for any damages relating to any inaccuracies or incompleteness of such information.

14. Indemnities. Thunder Mountain shall fully indemnify, defend, release and hold harmless Newmont, its Affiliates and successors, and their officers, directors, agents, and employees from and against all loss, costs, penalties, expense, damage and liability (including without limitation, loss due to injury or death, reasonable attorneys fees, expert fees and other expenses incurred in defending against litigation or administrative enforcement actions, either pending or threatened), arising out of or relating to any claim or cause of action relating in any way to conditions, operations or other activities, whether known or unknown, at, or in connection with, the Lands or the Leases (including, but not limited to, any environmental conditions)
created, existing or occurring prior to the date of this Agreement or while this Agreement is in effect, or arising out of or resulting from activities conducted by or on behalf of Thunder
Mountain or its Affiliates, which arise in whole or in part under any federal, state or local law, now existing or hereafter enacted, adopted or amended, including, without limitation, any statutory or common law governing liability to third parties for personal injury or property damage. Except as provided in Section 6 (b) (v), this indemnity shall survive termination of this
Agreement.

15. Liens. Thunder Mountain shall keep the Lands free of all encumbrances, adverse claims and liens, including, but not limited to, any mortgages, deeds of trust or liens for labor or materials furnished to it in its operations hereunder.

16. Insurance.

     (a) Thunder Mountain shall carry at all times during the term of this
Agreement, with insurance companies selected by Thunder Mountain and acceptable to
Newmont, the following minimum insurance coverages:

                    (i) Workers compensation insurance as required by law;

                    (ii) Employer’s liability insurance with minimum limits of one million dollars ($1,000,000) for all personal injuries or death resulting from any accident or occupational disease;

                    (iii) Commercial General Liability and/or Umbrella Liability insurance with a limit of (y) not less than two million dollars ($2,000,000) each occurrence, during the minerals exploration phase of mining activity on the Lands, and (z) not less than five million dollars ($5,000,000) each occurrence, during the minerals development, excavation, and

Minerals Lease and Agreement Thunder Mountain                                                                              Page 12 of 42

reclamation phases of mining activity on the Lands, covering bodily injury to or death of persons and/or loss of or damage to property; and

                        (iv) Automobile liability insurance, covering all owned, non-owned and hired vehicles in the amount of not less than one million dollars ($1,000,000) per each occurrence.

     (b) Policies providing coverage under this Agreement shall not be subject to cancellation or material change, except on 30 days written notice to Newmont.

     (c) Newmont shall be named as an additional insured on the commercial general liability policies providing coverage under this Agreement.

17. General Provisions.

     (a) Notice. All notices or other communications to either party shall be in writing and shall be sufficiently given if (i) delivered in person, (ii) sent by electronic communication, with confirmation sent by registered or certified mail, return receipt requested,
(iii) sent by registered or certified mail, return receipt requested, or (iv) sent by overnight mail by a courier that maintains a delivery tracking system. Subject to the following sentence, all notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery, (ii) if by electronic communication, on the date of receipt of the electronic communication, (iii) if by mail, on the date of delivery as shown on the actual receipt, and (iv) if by overnight courier, as documented by the courier’s tracking system. If the date of such delivery or receipt is not a business day, the notice or other communication delivered or received shall be effective on the next business day (“business day” means a day, other than a Saturday,
Sunday or statutory holiday observed by banks in the jurisdiction in which the intended recipient of a notice or other communication is situated.) A party may change its address from time to time by notice to the other party as indicated above. All notices to Newmont shall be addressed to:

Newmont USA Limited
1655 Mountain City Highway
Elko, Nevada 89801
Attn: Land Department
Telecopier No.: (775) 778-2560

With a copy to:

Newmont USA Limited
Attention: Land Department
6363 South Fiddler’s Green Circle
Greenwood Village, Colorado 80111
Fax: (303) 837-5851

All notices to Thunder Mountain shall be addressed to:

Minerals Lease and Agreement Thunder Mountain                                                                           Page 13 of 42

Thunder Mountain Gold, Inc.
1239 Parkview Drive
Elko, Nevada 89801

and

Thunder Mountain Resources, Inc.
5248 West Chinden Boulevard
Boise, Idaho 83714

     (b) Inurement. All covenants, conditions, indemnities, limitations and provisions contained in this Agreement apply to, and are binding upon, the parties to this
Agreement, their heirs, representatives, successors and assigns.

     (c) Implied Covenants. The only implied covenants in this Agreement are those of good faith and fair dealing.

     (d) Waiver. No waiver of any provision of this Agreement, or waiver of any breach of this Agreement, shall be effective unless the waiver is in writing and is signed by the party against whom the waiver is claimed. No waiver of any breach shall be deemed to be a waiver of any other subsequent breach.

     (e) Modification. No modification, variation or amendment of this
Agreement shall be effective unless it is in writing and signed by all parties to this Agreement.

     (f) Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to the transactions contemplated herein and supersedes any prior agreement, representation, warranty or undertaking, written or oral.

     (g) Memorandum. A memorandum of this Agreement in the form attached as
Exhibit E shall be recorded in the records of Lander County, Nevada, promptly after execution of this Agreement. This Agreement shall not be recorded.

     (h) Confidentiality of Information; Press Releases. Except for recording the
Memorandum pursuant to Section 17(g) above, or any deeds delivered under Section 6 (c) and as otherwise provided in this Section 17(h), the terms and conditions of this Agreement, and all data, reports, records and other information developed or acquired by any party in connection with this Agreement, shall be treated by the parties as confidential, and no party shall reveal or otherwise disclose such information to third parties without the prior written consent of the other party. This restriction shall not apply to disclosures to any Affiliate, to any public or private financing agency or institution, to any securities regulatory authority, to any contractors or subcontractors the parties may engage and to employees or consultants of the parties, or to any third party to which a party contemplates the transfer, sale, assignment, encumbrance or other disposition of their interest in the Lands, or with which a party or its Affiliate contemplates a merger, amalgamation or other corporate reorganization; provided, however, that any such third

Minerals Lease and Agreement Thunder Mountain                                                                         Page 14 of 42

party to whom disclosure is made has a legitimate business need to know the disclosed information, and shall first agree in writing to protect the confidential nature of such information at least to the same extent as the parties are obligated under this Section. In the event a party is required to disclose the terms of this Agreement to any federal, state or local government, any court, agency or department thereof, or any stock exchange or securities regulatory authority, the party so required shall immediately notify the other party of such requirement and the proposed form and content of the disclosure. To the extent legally permissible, such notice shall be delivered at least two business days prior to the date of the disclosure. The non-disclosing party shall have the right to review and comment upon the form and content of the disclosure and to object to such disclosure to the entity seeking the information, and to seek confidential treatment of that information by the receiving entity. Before issuing any press release relating to this
Agreement or the Lands, the releasing party shall provide the other party three business days advance written notice, with a copy of the proposed release. The releasing party shall make any reasonable changes to the proposed release requested by the other party.

        (i) Force Majeure. If a party is prevented from completing any obligation under this Agreement, other than an obligation that may be satisfied by the payment of money, by a force majeure (the “Affected Obligation”), the Affected Obligation shall be suspended and that party shall not be deemed in default or liable for damages or other remedies as a result thereof for so long as that party is prevented from complying with the Affected Obligation by the force majeure. For purposes of this Agreement, “force majeure” shall mean any matter (whether foreseeable or unforeseeable) beyond a party’s reasonable control, including but not limited to:
acts of God, unusually inclement weather, acts of war, insurrection, riots or terrorism, strikes, lock-outs or other labor disputes; inability to obtain necessary materials or obtain permits, approvals or consents within a reasonable time; damage to, destruction of, or unavoidable shut-
down of necessary facilities or equipment; provided, that that party shall promptly notify the other party in writing of the existence of any event of force majeure, and shall exercise diligence and reasonable efforts to remove or overcome the cause of such inability to undertake the
Affected Obligation, and shall recommence performance thereof as soon as reasonably possible.
The affected party shall thereafter have an additional period of time equal to the duration of the force majeure to complete the Affected Obligation. Where the Affected Obligation is an
Expenditure requirement under Section 2(a), additional time shall be allowed only for those
Expenditures that are directly affected by the force majeure event, and Thunder Mountain shall remain obligated to meet the remaining Expenditure schedule under Section 2(a).

     (j) Further Assurances. Each of the parties agrees that it shall take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

     (k) Attorneys Fees. In any litigation between the parties to this Agreement or persons claiming under them resulting from, arising out of, or in connection with this Agreement or the construction or enforcement thereof, the substantially prevailing party or parties shall be entitled to recover from the defaulting party or parties, all reasonable costs, expenses, attorneys fees, expert fees, and other costs of suit incurred by it in connection with such litigation, including such costs, expenses and fees incurred prior to the commencement of the litigation, in connection with any appeals, and collecting any final judgment entered therein. If a party or

Minerals Lease and Agreement  Thunder Mountain                                                                    Page 15 of 42

parties substantially prevails on some aspects of such action, but not on others, the court may apportion any award of costs and attorneys fees in such manner as it deems equitable.

(l) Construction. The section and paragraph headings contained in this Agreement are for convenience only, and shall not be used in the construction of this Agreement. The invalidity of any provision of this Agreement shall not affect the enforceability of any other provision of this Agreement.

(m) Currency. All references to dollars herein shall mean United States dollars.

(n) Rule Against Perpetuities. Any right or option to acquire any interest in property under this Agreement must be exercised, if at all, within the maximum time allowed under any applicable rule against perpetuities.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NEWMONT USA LIMITED

By: [signature]

Name: Richard J. Matthews

Title: Vice President

THUNDER MOUNTAIN GOLD, INC.

By: [signature]

Name: Jim Collord

Title: President

THUNDER MOUNTAIN RESOURCES, INC.

By: [signature]

Name: G. PETE PARSLEY

Title: PRESIDENT

Minerals Lease and Agreement Thunder Mountain

Page 16 of 42

EXHIBIT A
TO
MINERALS LEASE AND AGREEEMENT

The Lands

1.	Nevada Land & Resource Company, LLC Minerals Lease

29-OSP-0007 (NLRC 182093) – 7,604.49 Acres

The following leased mineral interests which are subject to that Minerals Lease dated August 3,
1987, between Southern Pacific Land Company and SFP Minerals Corporation, as assigned, a
Memorandum of which was recorded in the official records of Lander County, Nevada on
November 25, 1987, in Book 303, Pages 33-40:

Township 29 North, Range 44 East, MDM
	Section	1:	Lots 1-4, S½N½, N½SW¼, SE¼SE¼, SE¼ (599.10 acres)
	Section	3:	All (638.94 acres)
	Section	5:	All (639.97 acres)
	Section	7:	All (622.30 acres)
	Section	9:	All (640 acres)
	Section	13:	All (640 acres)
	Section	17: All (640 acres)
	Section	19:	All (624.18 acres)
	Section	21: All (640 acres)
	Section	23: All (640 acres)
	Section	27: All (640 acres)
	Section	29: All (640 acres)

29-OSP-0022 (NLRC 182360) – 640.00 Acres

The following leased mineral interests which are subject to that Minerals Lease dated April 15,
1986, between Southern Pacific Land Company and SFP Minerals Corporation, as assigned, a
Memorandum of which was recorded in the official records of Lander County, Nevada on
November 25, 1987, in Book 303, Pages 47-49:

Township 29 North, Range 44 East, MDM
	Section	25:	All (640.00 acres)

2.	The following fee mineral interests: 1,320 Acres

Township 29 North, Range 44 East, MDM
	Section	1: SW¼SW¼ (40 acres)
	Section	11: All (640 acres)
	Section	15: All (640 acres)

Minerals Lease and Agreement Thunder Mountain				Page 17 of 42

EXHIBIT A-1
TO
MINERALS LEASE AND AGREEEMENT

Thunder Mountain Property

TC unpatented mining claims located in Township 29 South, Range 44 East, MDM, Sections 11
14, 16, 21, 22, and 27, Lander County, Nevada.

Claim Name and Number		BLM Serial Number

TC	1- 2	NMC No.	965652-965663
TC	31-32	NMC No.	965682-965683
TC	51-58	NMC No.	965702-965709
TC	59-96	NMC No.	988946-988983

Minerals Lease and Agreement Thunder Mountain			Page 18 of 42

                                                                EXHIBIT B
                                                                                               TO
                                                               MINERALS LEASE AND AGREEEMENT

Positive Feasibility Study

“Positive Feasibility Study” means a detailed report that recommends the development of a mine on a portion of the Lands within the area of the Venture Option (the “Property”) and includes at least the following information:

1. A description of the Property to be covered by the proposed mine;

2. The estimated recoverable reserves of minerals and the estimated composition and content thereof;

3. The proposed procedure for development and mining production;

4. Results of ore amenability tests (if any);

5. The nature and extent of the mine facilities proposed to be acquired which may include mill facilities, if the size, extent and location of the ore body makes such mill facilities feasible, in which event the report shall also include a preliminary design for such mill or, as an alternative, the potential use of a Newmont processing facility;

6. The total costs, including capital budget, which are reasonably required to purchase, construct and install all structures, machinery and equipment required for the proposed mine, including a schedule of timing of such requirements;

7. All environmental impact studies and costs;

8. The period in which it is proposed that the Feasibility Property be brought into commercial production;

9. A forecast of total pre-tax cash flow from the proposed mine over the projected life of mine (“cash flow” shall be calculated in accordance with United States generally accepted accounting principles);

10. Such other data and information as are reasonably necessary to substantiate the existence of a mineral deposit of sufficient size and grade to justify development of a mine, taking into account all relevant business, tax and other economic considerations; and

11. Working capital requirements for the initial four months of operation of the Feasibility
Property as a mine or such longer period as may be reasonably justified in the circumstances;
which is in such form as is necessary to substantially meet the standards of North American financial institutions for the purpose of determining the advisability of providing project financing on a commercial competitive basis taking into consideration all relevant criteria deemed to be both normal and prudent for the mining industry at that time.

Minerals Lease and Agreement Thunder Mountain                                                                              Page 19 of 42

                                                                    EXHIBIT C
                                                                                                   TO
                                                                     MINERALS LEASE AND AGREEEMENT

QUIT CLAIM DEED AND ASSIGNMENT

When recorded, return to:

Thunder Mountain Gold, Inc.
1239 Parkview Drive
Elko, Nevada 89801

This Quit Claim Deed and Assignment (“Agreement”) is between NEWMONT
USA LIMITED, a Delaware corporation doing business in Nevada as NEWMONT MINING
CORPORATION, whose address is 1655 Mountain City Highway, Elko, Nevada 89801
(“Grantor”), THUNDER MOUNTAIN GOLD, INC., whose address is 1239 Parkview Drive,
Elko, Nevada 89801 and THUNDER MOUNTAIN RESOURCES, INC., whose address is 5248
West Chinden Boulevard, Boise, Idaho 83714 (“Grantee”).

1. Conveyance.

For valuable consideration, the sufficiency of which is hereby acknowledged, Grantor:
(i) conveys, assigns and quit claims to Grantee, Grantor’s entire interest in those properties located in Lander County, Nevada that are described in Exhibit 1 to this Agreement (“Owned
Property”).

2. Transfer of Interests, Right of First Offer.

       (a) If, within ten (10) years of the date of this Agreement, Grantee intends to transfer all or any part of its interest in the Owned Property, or in any lands within the Area of
Interest, as defined below (the “Offered Property”), it shall promptly notify Grantor. This notice shall specifically identify the Offered Property and shall state the price and all other pertinent terms and conditions of the intended transfer, on such terms as Grantee is willing to accept, which shall be for monetary consideration only. Grantee shall include with such notice all geological data in its possession pertaining to the Offered Property that was not previously provided to Grantor. Grantor shall have 30 days from the date such notice is delivered or until ten (10) years from the effective date of this Agreement, whichever is sooner, to notify Grantee whether it elects to acquire the Offered Property at the same price and on the same terms as set forth in the notice. If Grantor does elect to acquire the Offered Property, such closing shall occur within 60 days after notice of such election is delivered to Grantee. If Grantor fails to provide
Grantee with notice of its election to acquire the Offered Property within such 30 days, such failure shall be deemed to be an election to not acquire the property. If Grantor elects to not acquire the Offered Property, Grantee shall have 120 days following the expiration of such period to complete the transfer of the entire Offered Property to a third party at a price and on terms no less favorable to Grantee than those set forth in its notice to Grantor. Such transfer may be made only if the transferee agrees in writing with Grantor to assume Grantee’s obligations under this Agreement with respect to the transferred interests. Grantee shall be entitled to sell

Minerals Lease and Agreement Thunder Mountain                                                                    Page 20 of 42

the Offered Property for non-cash consideration only where such consideration has a monetary value equal to, or greater than the cash price at which the Offered Property was offered to
Grantor. If Grantee fails to complete the transfer of the entire Offered Property to a third party within that period, Grantor’s right of first offer in the Offered Property shall be revived. Any subsequent proposal by Grantee to transfer the Offered Property, or any part thereof, shall be conducted in accordance with all of the procedures set forth in this Section. This obligation shall apply to Grantee and any successor (including Affiliates or successor by merger), but shall not apply to (i) a corporate consolidation, merger or reorganization by Grantee by which the surviving entity possess substantially all of the stock or all of the property rights and interests and retains substantially all of the liabilities and obligations of Grantee; (ii) any equity offering made by Grantee; (iii) a transfer of direct or indirect Control of Grantee to a non-Affiliate third party (whether in a single transaction or series of related transactions), but only if the fair market value of Grantee’s interest in the Property that is being transferred does not exceed twenty-five percent (25%) of the combined market value of all of the assets of Grantee and all of its
Affiliates, if any, direct or indirect Control of which is being transferred; (iv) a transfer of
Control of Grantee to an Affiliate, provided that in each case the acquiring party shall agree in writing to assume Grantee’s obligations under this Agreement as to the transferred interests. For purposes of this Agreement, “Affiliate” means any person or entity that Controls, is Controlled by or under common Control with Grantee. The term “Control” used as a verb means the ability, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity through (i) the legal or beneficial ownership of voting securities or membership interests; (ii) the right to appoint managers, directors or corporate management; (iii) contract; (iv) operating agreement; or (v) voting trust. The term “Control”
used as a noun means an interest which gives the holder the ability to exercise any of the foregoing powers.

     (b) Grantor may sell, transfer or assign any of its interests in this Agreement.

     (c) For purposes of this Agreement, the Area of Interest is defined as all lands in Sections 1 - 30, T29N, R44E, MDM.

3. Preferential Processing Right. Grantor is granted a preferential right to process any ores developed within or from the Property, pursuant to the terms of this Section. Prior to
Grantee contracting for use of a third party’s facilities or commencing construction of a mine within any portion of the Property, which would involve milling, or the use of processing technology other than oxide heap leaching (such as oxide milling for processing oxide ore, and pressure oxidation, roasting, floatation and bio-oxidation for processing sulfide ore) (hereinafter
“Processing”), Grantee shall notify Grantor, as soon as practicable, of the intended production rate, timing and technology to be used. Grantor shall have 60 days after the delivery of such notice, within which to notify Grantee that Grantor desires to negotiate with them for the use of
Grantor’s processing facilities, or one or more of Grantor’s proprietary (patented) processing technologies to perform such Processing. If Grantor provides such notice to Grantee, the parties shall thereafter promptly meet and negotiate in good faith, the arm’s-length terms pursuant to which Grantor would conduct such Processing. Grantee shall have no obligation to contract with
Grantor if it is able to obtain, in its opinion acting reasonably, more favorable terms from a third party.

Minerals Lease and Agreement  Thunder Mountain                                                                  Page 21 of 42

4. Property As Is. Grantee acknowledges that it has been given full access to the
Property for its due diligence review. Grantee acknowledges that the Property may have environmental and physical conditions related to prior mineral exploration or mining activities, including, but not limited to pits, adits, shafts and roads. Grantee is acquiring the Property “as is” without warranty of any kind as to the condition, suitability or usability of the Property for any purpose, or the ability to obtain any necessary permits or authorizations to access or mine the
Property. The parties intend that this “as is” provision shall be effective specifically with respect to environmental conditions, and any and all common law or statutory claims with respect thereto. Grantee assumes the risk of any environmental contamination, hazardous substances and other conditions on or related to the Property.

5. Indemnities. Grantee and Thunder Mountain shall fully indemnify, defend, release and hold harmless Grantor, its affiliates and successors, and their officers, directors, agents, and employees from and against all loss, costs, penalties, expense, damage and liability
(including without limitation, loss due to injury or death, reasonable attorneys fees, expert fees and other expenses incurred in defending against litigation or administrative enforcement actions, either pending or threatened), arising out of or relating to any claim or cause of action relating in any way to conditions, operations or other activities, whether known or unknown, at, or in connection with the Property or overlying surface, including, but not limited to any environmental conditions, regardless of whether such conditions were created before or after the date of this Agreement, which arises in whole or in part under any federal, state or local law, now existing or hereafter enacted, adopted or amended, including, without limitation, any statutory or common law governing liability to third parties for personal injury or property damage. The provisions of this Section 5 shall survive any reconveyance to Grantor under
Section 2 above.

6. Covenants Run With The Land. All covenants, conditions, indemnities, and limitations contained in this Agreement shall run with the land, and are binding upon the parties to this Agreement, and their heirs, representatives, successors and assigns.

7. Notices. All notices or other communications to either party shall be in writing and shall be sufficiently given if (i) delivered in person, (ii) sent by electronic communication, with confirmation sent by registered or certified mail, return receipt requested, (iii) sent by registered or certified mail, return receipt requested, or (iv) sent by overnight mail by a courier that maintains a delivery tracking system. Subject to the following sentence, all notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery, (ii) if by electronic communication, on the date of receipt of the electronic communication, (iii) if by mail, on the date of delivery as shown on the actual receipt and (iv) if by overnight courier, as documented by the courier’s tracking system. If the date of such delivery or receipt is not a business day, the notice or other communication delivered or received shall be effective on the next business day (“business day” means a day, other than a Saturday, Sunday or statutory holiday observed by banks in the jurisdiction in which the intended recipient of a notice or other communication is situated.) A party may change its address from time to time by notice to the other party as indicated above. All notices to Grantor shall be addressed to:

Minerals Lease and Agreement Thunder Mountain Page 22 of 42

Newmont USA Limited
Attention: Land Department
6363 South Fiddler’s Green Circle
Greenwood Village, Colorado 80111
Fax: (303) 837-5851

With a copy to:
Newmont USA Limited
1655 Mountain City Highway
Elko, Nevada 89801
Attn: Land Department
Telecopier No.: (775) 778-2560

All notices to Grantee shall be addressed to:

Thunder Mountain Gold, Inc.
1239 Parkview Drive
Elko, Nevada 89801

and

Thunder Mountain Resources, Inc.
5248 West Chinden Boulevard
Boise, Idaho 83714

8. Governing Law. This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of Nevada, without regard to its conflicts of laws provisions.

Dated this ____ day of ___________, 20__

NEWMONT USA LIMITED
By: __________________________
Name: _______________________
Title: ________________________
THUNDER MOUNTAIN GOLD, INC.	THUNDER MOUNTAIN RESOURCES,
INC.
By: _______________________	By: _______________________
Name: _____________________	Name: _____________________
Title: ______________________	Title: ______________________

Minerals Lease and Agreement Thunder Mountain	Page 23 of 42

STATE OF NEVADA)
                                   ) ss.
COUNTY OF ELKO )

This instrument was acknowledged before me on this ___ day of __________
, 20__, by ______________________________, a Vice President of Newmont USA Limited.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal the day and year first above written.

______________________________

Notary Public
My commission expires:
__________

STATE OF        ___________)
                                                ) ss.
COUNTY OF ____________)

This instrument was acknowledged before me on this ___ day of __________, 20__, by
______________________________, as _______________________________
of Thunder Mountain Gold, Inc.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal the day and year first above written.

______________________________

Notary Public
My commission expires:
__________

STATE OF        ___________)
                                                ) ss.
COUNTY OF ____________)

This instrument was acknowledged before me on this ___ day of __________, 20__, by
______________________________, as _______________________________
of Thunder Mountain Resources, Inc.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal the day and year first above written.

______________________________

Notary Public
My commission expires:
__________

Minerals Lease and Agreement Thunder Mountain                                                                                        Page 24 of 42

EXHIBIT 1 TO QUIT CLAIM DEED AND ASSIGNMENT

Owned Property

1. Nevada Land & Resource Company, LLC Minerals Lease

29-OSP-0007 (NLRC 182093) – 7,604.49 Acres

The following leased mineral interests which are subject to that Minerals Lease dated August 3,
1987, between Southern Pacific Land Company and SFP Minerals Corporation, as assigned, a
Memorandum of which was recorded in the official records of Lander County, Nevada on
November 25, 1987, in Book 303, Pages 33-40:

Township 29 North, Range 44 East, MDM
Section 1: Lots 1-4, S½N½, N½SW¼, SE¼SE¼, SE¼ (599.10 acres)
Section 3: All (638.94 acres)
Section 5: All (639.97 acres)
Section 7: All (622.30 acres)
Section 9: All (640 acres)
Section 13: All (640 acres)
Section 17: All (640 acres)
Section 19: All (624.18 acres)
Section 21: All (640 acres)
Section 23: All (640 acres)
Section 27: All (640 acres)
Section 29: All (640 acres)

29-OSP-0022 (NLRC 182360) – 640.00 Acres

The following leased mineral interests which are subject to that Minerals Lease dated April 15,
1986, between Southern Pacific Land Company and SFP Minerals Corporation, as assigned, a
Memorandum of which was recorded in the official records of Lander County, Nevada on
November 25, 1987, in Book 303, Pages 47-49:

Township 29 North, Range 44 East, MDM Section 25: All (640.00 acres)

3. The following fee mineral interests: 1,320 Acres

Township 29 North, Range 44 East, MDM Section 1: SW¼SW¼ (40 acres) Section 11: All (640 acres) Section 15: All (640 acres)

Minerals Lease and Agreement Thunder Mountain Page 25 of 42

                                                                    EXHIBIT D
                                                                                                    TO
                                                                     MINERALS LEASE AND AGREEEMENT

When recorded, return to:

Newmont USA Limited
1655 Mountain City Highway
Elko, Nevada 89801

ROYALTY DEED

THIS ROYALTY DEED (hereafter, the “Deed”), effective as of the ____ day of ____,
___, is by and between THUNDER MOUNTAIN GOLD, INC., whose address is 1239 Parkview
Drive, Elko, Nevada 89801 and THUNDER MOUNTAIN RESOURCES, INC., whose address is 5248 West Chinden Boulevard, Boise, Idaho 83714, ("Grantor") and NEWMONT USA
LIMITED, a Delaware corporation doing business in Nevada as NEWMONT MINING
CORPORATION, a Delaware corporation, whose address is 1655 Mountain City Highway,
Elko, Nevada 89801 ("Newmont").

WHEREAS, pursuant to (i) that Quit Claim Deed and Assignment, dated __________,
____, between Grantor and Newmont (the “Agreement”), Newmont has conveyed to Grantor all of its interest in the Property (defined below) subject to the terms of that Agreement and this
Deed;

NOW, THEREFORE, Grantor, for and in consideration of the sum of $10.00 lawful money of the United States of America, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has remised, released, sold, transferred, conveyed and quitclaimed, and by these presents does remise, release, sell, transfer, convey and forever quitclaim unto Newmont a production royalty (the "Royalty") on production of Minerals from the Property. For purposes of this Deed, the term "Mineral(s)" shall mean all metals, minerals and mineral rights of whatever kind and nature that Grantor holds or acquires in the Property (defined below).

1. Property Subject to Production Royalty; After-Acquired Title.

The Royalty shall be a royalty interest in and a burden upon the property more particularly described on Exhibit 1 to this Royalty Deed (the "Property").

2. Production Royalty. Grantor shall pay to Newmont a perpetual Royalty in an amount equal to the applicable percentage of Net Smelter Returns (defined below) set forth in this Section 2 from the sale or other disposition of all Minerals produced from the Property, determined in accordance with the provisions set forth in this Deed:

Minerals Lease and Agreement Thunder Mountain                                                                                 Page 26 of 42

     (a) Royalty Rate for Precious Metals. The Royalty rate for gold, silver and platinum group metals (“Precious Metals”) produced from the Property shall be three percent
(3.0%) of Net Smelter Returns (defined below).

     (b) Royalty Rate for Other Minerals. The royalty rate for all Minerals, other than Precious Metals and the beneficiated products thereof (“Other Minerals”), produced from the Property shall be three percent (3.0%) of Net Smelter Returns (defined below).

     (c) Proportional Reduction of Royalty Rates. If, at the time of execution of the Agreement, Newmont owned or leased less than a 100 percent interest in the Minerals within any portion of the Property, the royalty rates specified in Sections 2(a) and 2(b) of this Deed shall be proportionally reduced as to such Minerals produced from that part of the Property.

     (d) Buyout of NSR Royalty. Grantor may purchase the Newmont NSR at terms that will be a function of prevailing market consensus average long term gold price. These terms will be agreed upon when Grantor indicates interest in the purchase.

3. Net Smelter Returns. Net Smelter Returns shall be determined as follows:

     (a) For Precious Metals. Net Smelter Returns, in the case of Precious Metals, shall be determined by multiplying (i) the gross number of troy ounces of Precious Metals recovered from the production from the Property ("Monthly Production") delivered to the smelter, refiner, processor, purchaser or other recipient of such production (collectively, "Payor")
during the preceding calendar month, by (ii) for gold, the average of the London Bullion Market,
Afternoon Fix, spot prices for the preceding calendar month, and for all other Precious Metals, the average of the New York Commodities Exchange final spot prices for the preceding calendar month for the particular Mineral for which the price is being determined, and subtracting from the product of (i) and (ii) only the following if actually incurred:

                        (i) charges imposed by the Payor for refining bullion from doré or concentrates of Precious Metals ("Beneficiated Precious Metals") produced by Grantor’s final mill or other final processing plant; however, charges imposed by the Payor for smelting or refining of raw or crushed ore containing Precious Metals or other preliminarily processed
Precious Metals shall not be subtracted in determining Net Smelter Returns;

                       (ii) penalty substance, assaying, and sampling charges imposed by the
Payor for refining Beneficiated Precious Metals contained in such production; and

                       (iii) charges and costs, if any, for transportation and insurance of
Beneficiated Precious Metals from Newmont's mill or other final processing plant to places where such Beneficiated Precious Metals are smelted, refined and/or sold or otherwise disposed
of.

In the event the refining of bullion from the Beneficiated Precious Metals contained in such production is carried out in custom toll facilities owned or controlled, in whole or in part, by
Grantor, which facilities were not constructed for the purpose of refining Beneficiated Precious
Metals or other Minerals from the Property, then charges, costs and penalties for such refining

Minerals Lease and Agreement Thunder Mountain                                                                                       Page 27 of 42

shall mean the amount Grantor would have incurred if such refining were carried out at facilities not owned or controlled by Grantor then offering comparable services for comparable products on prevailing terms, but in no event greater than actual costs incurred by Grantor with respect to such refining. In the event Grantor receives insurance proceeds for loss of production, Grantor shall pay to Newmont the Royalty percentage of any such insurance proceeds that are received by Grantor for such loss of production.

     (b) For Other Minerals. Net Smelter Returns, in the case of Other Minerals, shall be determined by multiplying (i) the gross amount of the particular Other Mineral contained in the Monthly Production delivered to the Payor during the preceding calendar month by (ii) the average of the New York Commodities Exchange final daily spot prices for the preceding calendar month of the appropriate Other Mineral, and subtracting from the product of (i) and (ii)
only the following if actually incurred:

                                   (i) charges imposed by the Payor for smelting, refining or processing
Other Minerals contained in such production, but excluding any and all charges and costs related to Grantor’s mills or other processing plants constructed for the purpose of milling or processing
Other Minerals, in whole or in part;

                                   (ii) penalty substance, assaying, and sampling charges imposed by the
Payor for smelting, refining, or processing Other Minerals contained in such production, but excluding any and all charges and costs of or related to Grantor's mills or other processing plants constructed for the purpose of milling or processing Other Minerals, in whole or in part; and

                                   (iii) charges and costs, if any, for transportation and insurance of Other
Minerals and the beneficiated products thereof from Grantor's final mill or other final processing plant to places where such Other Minerals are smelted, refined and/or sold or otherwise disposed
of.

In the event smelting, refining, or processing of Other Minerals are carried out in custom toll facilities owned or controlled, in whole or in part, by Grantor, which facilities were not constructed for the purpose of milling or processing Other Minerals, then charges, costs and penalties for such smelting, refining or processing shall mean the amount Grantor would have incurred if such smelting, refining or processing were carried out at facilities not owned or controlled by Grantor then offering comparable services for comparable products on prevailing terms, but in no event greater than actual costs incurred by Grantor with respect to such smelting and refining.

In the event Grantor receives insurance proceeds for loss of production, Grantor shall pay to
Newmont the Royalty percentage of any such insurance proceeds that are received by Grantor for such loss of production.

4. Other Procedures for Calculating and Paying Production Royalty.

     (a) Payments of Royalty In Cash or In Kind. Royalty payments shall be made to Newmont as follows:

Minerals Lease and Agreement Thunder Mountain                                                                                        Page 28 of 42

                                (i) Royalty In Kind. Newmont may elect to receive its Royalty on
Precious Metals from the Property "in cash" or "in kind" as refined bullion. The election may be exercised once each calendar year during the life of production from the Property. Notice of election to receive the following year's Royalty for Precious Metals in cash or in kind shall be made in writing by Newmont and delivered to Grantor on or before November 1 of each year. In the event no written election is made, the Royalty for Precious Metals will continue to be paid as it is then being paid. As of the date of this Deed, Newmont elects to receive its Royalty on
Precious Metals "in cash." Royalties on Other Minerals shall be payable only in cash.

                                            (A) If Newmont elects to receive its Royalty for Precious
Metals in kind, Newmont shall open a bullion storage account at each refinery or mint designated by Grantor as a possible recipient of refined bullion in which Newmont owns an interest.
Newmont shall be solely responsible for all costs and liabilities associated with maintenance of such account or accounts, and Grantor shall not be required to bear any additional expense with respect to such in-kind payments.

                                            (B) Royalty shall be paid by the deposit of refined bullion into
Newmont's account. On or before the 25th day of each calendar month following a calendar month during which production and sale or other disposition occurred, Grantor shall deliver written instructions to the mint or refinery, with a copy to Newmont, directing the mint or refinery to deliver refined bullion due to Newmont in respect of the Royalty, by crediting to
Newmont's account the number of ounces of refined bullion for which Royalty is due; provided, however, that the words "other disposition" as used in this Deed shall not include processing, milling, beneficiation or refining losses of Precious Metals. The number of ounces of refined bullion to be credited will be based upon Newmont's share of the previous month's production and sale or other disposition as calculated pursuant to the commingling provisions of Section
4(d) hereof.

                                           (C) Royalty payable in kind on silver or platinum group metals shall be converted to the gold equivalent of such silver or platinum group metals by using the average monthly spot prices for Precious Metals described in Section 3(a).

                                            (D) Title to refined bullion delivered to Newmont under this
Deed shall pass to Newmont at the time such bullion is credited to Newmont's account at the mint or refinery.

                                            (E) Newmont agrees to hold harmless Grantor from any
liability imposed as a result of the election of Newmont to receive Royalty in kind and from any losses incurred as a result of Newmont's trading and hedging activities. Newmont assumes all responsibility for any shortages which occur as a result of Newmont's anticipation of credits to its account in advance of an actual deposit or credit to its account by a refiner or mint.

                                            (F) When royalties are paid in kind, they will not reflect the costs deductible in calculating "Net Smelter Returns" under this Deed. Within 15 days of the receipt of a statement showing charges incurred by Grantor for transportation, smelting or other deductible costs, Newmont shall remit to Grantor full payment for such charges. If Newmont does not pay such charges when due, Grantor shall have the right, at its election, to deduct the

Minerals Lease and Agreement Thunder Mountain                                                                                         Page 29 of 42

gold equivalent of such charges from the ounces of gold bullion to be credited to Newmont in the following month.

                    (ii) In Cash. If Newmont elects to receive its Royalty for Precious
Metals in cash, and as to Royalty payable on Other Minerals, payments shall be payable on or before the twenty-fifth (25th) day of the month following the calendar month in which the
Minerals subject to the Royalty were shipped to the Payor by Grantor. The price used for calculating the cash amount due for Royalty on Precious Metals or Other Minerals shall be determined in accordance with Section 3(a) and (b) as applicable. Grantor shall make each
Royalty payment to be paid in cash by delivery of a check or draft payable to Newmont and delivering the check to Newmont at its address listed in Section 12(i).

                      (iii) Detailed Statement. All Royalty payments or credits shall be accompanied by a detailed statement explaining the calculation thereof together with any available settlement sheets from the Payor.

     (b) Monthly Reconciliation.

                          (i) On or before the 25th day of the month, Grantor shall make an interim settlement based on the information then available of such Royalty, either in cash or in kind, whichever is applicable, by paying (A) not less than one hundred percent (100%) of the anticipated final settlement of Precious Metals in kind Royalty payments and (B) not less than ninety-five percent (95%) of the anticipated final settlement of cash Royalty payments.

                          (ii) The parties recognize that a period of time exists between the production of ore, the production of doré or concentrates from ore, the production of refined or finished product from doré or concentrates, and the receipt of Payor's statements for refined or finished product. As a result, the payment of Royalty will not coincide exactly with the actual amount of refined or finished product produced from the Property for the previous month.
Grantor will provide final reconciliation promptly after settlement is reached with the Payor for all lots sold or subject to other disposition in any particular month.

                           (iii) In the event that Newmont has been underpaid for any provisional payment (whether in cash or in kind), Grantor shall pay the difference in cash by check and not in kind with such payment being made at the time of the final reconciliation. If Newmont has been overpaid, Newmont shall make a payment to Grantor of the difference by check.
Reconciliation payments shall be made on the same basis as used for the payment in cash pursuant to Section 4(a)(ii).

     (c) Hedging Transactions. All profits and losses resulting from Grantor's sales of Precious Metals, or Grantor's engaging in any commodity futures trading, option trading, or metals trading, or any combination thereof, and any other hedging transactions including trading transactions designed to avoid losses and obtain possible gains due to metal price fluctuations (collectively, "hedging transactions") are specifically excluded from Royalty calculations pursuant to this Deed. All hedging transactions by Grantor and all profits or losses associated therewith, if any, shall be solely for Grantor's account.

Minerals Lease and Agreement Thunder Mountain                                                                             Page 30 of 42

The amount of Royalty payable on Precious Metals or Other Minerals subject to hedging transactions shall be determined as follows:

                           (i) Affecting Precious Metals. The amount of Royalty to be paid on all Precious Metals subject to hedging transactions by Grantor shall be determined in the same manner as provided in Sections 2(a) and 3(a), with the understanding that the average monthly spot price shall be for the calendar month preceding the calendar month during which Precious
Metals subject to hedging transactions are shipped by Grantor to the Payor.

                           (ii) Affecting Other Minerals. The amount of Royalty to be paid on all
Other Minerals subject to hedging transactions by Grantor shall be determined in the same manner as provided in Sections 2(b) and 3(b), with the understanding that the average monthly spot price shall be for the calendar month preceding the calendar month during which Other
Minerals subject to hedging transactions are shipped to the Payor.

     (d) Commingling. Grantor shall have the right to commingle Minerals from the Property with minerals from other properties. Before any Precious Metals or Other Minerals produced from the Property are commingled with minerals from other properties, the Precious
Metals or Other Minerals produced from the Property shall be measured and sampled in accordance with sound mining and metallurgical practices for moisture, metal, commercial minerals and other appropriate content. Representative samples of the Precious Metals or Other
Minerals shall be retained by Grantor and assays (including moisture and penalty substances)
and other appropriate analyses of these samples shall be made before commingling to determine gross metal content of Precious Metals or gross metal or mineral content of Other Minerals.
Grantor shall retain such analyses for a reasonable amount of time, but not less than eighteen
(18) months, after receipt by Newmont of the Royalty paid with respect to such commingled
Minerals from the Property; and shall retain such samples taken from the Property for not less than thirty (30) days after collection.

     (e) No Obligation to Mine. Grantor shall have sole discretion to determine the extent of its mining of the Property and the time or the times for beginning, continuing or resuming mining operations with respect thereto. Grantor shall have no obligation to Newmont or otherwise to mine any of the Property.

5. Books, Records, Inspections, Confidentiality and Press Releases.

     (a) Not later than February 1 following the end of each calendar year, Grantor shall provide Newmont with an annual report of activities and operations conducted with respect to the Property during the preceding calendar year. Such annual report shall include details of:
(i) the preceding year's activities with respect to the Property; (ii) ore reserve data for the calendar year just ended; and (iii) estimates of anticipated production and estimated remaining ore reserves with respect to proposed activities for the Property for the current calendar year. In addition, Newmont shall have the right, upon reasonable notice to Grantor, to inspect and copy all books, records, technical data, information and materials (the "Data") pertaining to Grantor's activities with respect to the Property; provided that such inspections shall not unreasonably interfere with Grantor's activities with respect to the Property. Grantor makes no representations or warranties to Newmont concerning any of the Data or any information contained in the annual

Minerals Lease and Agreement Thunder Mountain                                                                                   Page 31 of 42

reports, and Newmont agrees that if it elects to rely on any such Data or information, it does so at its sole risk. Reports due pursuant to this Section 6(a) shall be sent to:

Newmont USA Limited
1655 Mountain City Highway
Elko, Nevada 89801
Attn: Exploration Manager
Telecopier No.: (775) 778-2560

Newmont may change such address from time to time by notice to Grantor.

     (b) Newmont shall have the right to audit the books and records pertaining to production from the Property and contest payments of Royalty for 24 months after receipt by
Newmont of the payments to which such books and records pertain. Such payments shall be deemed conclusively correct unless Newmont objects to them in writing within 24 months after receipt thereof.

     (c) Newmont shall have the right, upon reasonable notice, to inspect the facilities associated with the Property. Such inspection shall be at the sole risk of Newmont, and
Newmont shall indemnify Grantor from any liability caused by Newmont's exercise of inspection rights.

     (d) Newmont shall not, without the prior written consent of Grantor, which shall not be unreasonably withheld, knowingly disclose to any third party data or information obtained pursuant to this Deed which is not generally available to the public; provided, however,
Newmont may disclose data or information so obtained without the consent of Grantor: (i) if required for compliance with laws, rules, regulations or orders of a governmental agency or stock exchange; (ii) to any of Newmont's contractors or consultants; (iii) to any third party to whom
Newmont, in good faith, anticipates selling or assigning Newmont's interest in the Property; (iv)
to a prospective lender, or (v) to a party which Newmont or an affiliate contemplates a merger, amalgamation or other corporate reorganization, provided however, that any such third party to whom disclosure is made has a legitimate business need to know the disclosed information, and shall first agree in writing to protect the confidential nature of such information to the same extent Newmont is obligated under this subsection.

     (e) Subject to its rights and obligations under Section 5(d), Newmont shall not issue any press releases pertaining to the Property except upon giving Grantor three (3) days advance written notice of the contents thereof, and Newmont shall make any reasonable changes to such proposed press releases requested by Grantor. Newmont shall not, without Grantor's consent, issue any press release that implies or infers that Grantor endorses or joins in
Newmont's statements or representations contained in any press release.

6. Records and Audits. Grantor’s records of all mining and milling operations on the Property, and its records with respect to commingling of production from the Property, shall be available for Newmont’s or its authorized agents' inspection and/or audit upon reasonable advance notice and during normal business hours. If any such audit or inspection reveals that
Royalty payments for any calendar year are underpaid by more than five percent, Grantor shall

Minerals Lease and Agreement Thunder Mountain                                                                     Page 32 of 42

reimburse Newmont for its reasonable costs incurred in such audit or inspection. Newmont shall be entitled to enter the mine workings and structures on the Property at reasonable times upon reasonable advance notice for inspection thereof, but Newmont shall so enter at its own risk and shall indemnify and hold Grantor and its affiliates harmless against and from any and all loss, costs, damage, liability and expense (including but not limited to reasonable attorneys' fees and costs) by reason of injury to Newmont or its agents or representatives or damage to or destruction of any property of Newmont or its agents or representatives while on the Property on or in such mine workings and structures, unless such injury, damage, or destruction is a result, in whole or in part, of the negligence of Grantor.

7. New Resources or Reserves. If Grantor establishes a mineral resource or mineral reserve on any of the Property, Grantor shall provide to Newmont the amount of such resource or reserve as soon as practicable after Grantor makes a public declaration with respect to the establishment thereof

8. Compliance with Law. Grantor shall at all times comply with all applicable federal, state, and local laws, statutes, rules, regulations, permits, ordinances, certificates, licenses and other regulatory requirements, policies and guidelines relating to operations and activities on or with respect to the Property; provided, however, Grantor shall have the right to contest any of the same in good faith.

9. Stockpiling and Tailings. All tailings, residues, waste rock, spoiled leach materials, and other materials (collectively "Materials") resulting from Grantor's operations and activities with respect to the Property shall be the sole property of Grantor, but shall remain subject to the Royalty (calculated and paid in accordance with the terms of this Deed) should the
Materials be processed or reprocessed, as the case may be, in the future and result in the production, sale or other disposition of Precious Metals or Other Minerals. Notwithstanding the
foregoing, Grantor shall have the right to dispose of any or all such Materials and to commingle the same with other minerals from other properties. In the event Materials from the Property are processed or reprocessed, as the case may be, and regardless of where such processing or reprocessing occurs, the Royalty payable thereon under this Deed shall be determined on a pro rata basis as determined by using the best engineering and technical practices then available.

10. Real Property Interest and Relinquishment of Property. The Royalty shall attach to any amendments, relocations or conversions of any mining claims or leases comprising the
Property, or to any renewals or extensions of leases thereof. The Royalty shall be a real property interest that runs with the Property and shall be applicable to Grantor and its successors and assigns of the Property. Subject to any time limits under any applicable rule against perpetuities, if the Grantor surrenders or relinquishes any of the Property, but reacquires any such properties within a period of five years after the effective date of relinquishment or abandonment, such reacquired properties shall be included in the Property subject to this Deed from and after the date of such reacquisition.

11. Assignment of Property. Grantor may convey, transfer, assign, abandon or encumber all or any portion of its interest in the Property only in accordance with Sections 2 and
3 of the Agreement, and provided that (i) in the event of any such conveyance, transfer or assignment, it shall require the party or parties acquiring such interest to assume in a written

Minerals Lease and Agreement Thunder Mountain                                                                                Page 33 of 42

agreement with Newmont the obligations of this Deed in respect of such interest, and thereupon it shall be relieved of all liability under this Deed as to such interest in the Property, except for liabilities existing on the date of such conveyance, transfer, or assignment; and (ii) in the event of the granting of any mortgage, charge, security interests, lien or other encumbrance (in each case a “Lien”) in any Property, the holder of such encumbrance (a “Lien Holder”) acknowledges in writing that its rights in the Property are subject to the rights of Newmont under this Deed. A
Lien Holder shall be free to convey, transfer and assign all or any portion of the Property subject to its Lien, provided that it shall require the party or parties acquiring such interest to assume in writing the obligations of this Deed in respect of such interest from and after the date of transfer and thereupon it shall be relieved of all liability under this Deed as to such interest in the
Property. No such conveyance, transfer or assignment by a Lien Holder shall release the Grantor of any liabilities existing on the date of such conveyance, transfer or assignment

12. General Provisions.

     (a) The parties promptly shall execute all such further instruments and documents and do all such further actions as may be necessary to effectuate the purposes of this
Deed.

     (b) All covenants, conditions and terms of this Deed shall be of benefit to the parties and run as a covenant with the Property and shall bind and inure to the benefit of the parties hereto and their respective assigns and successors.

     (c) This Deed shall not be construed to create, expressly or by implication, a joint venture, mining partnership, commercial partnership, or other partnership relationship between Grantor and Newmont.

     (d) This Deed may not be modified orally, but only by written agreement executed by Grantor and Newmont.

     (e) Time is of the essence in this Deed.

     (f) This Deed is to be governed by and construed under the laws of the State of Nevada.

     (g) As used in this Deed, the term "Newmont" shall include all of Newmont's successors-in-interest, including without limitation assignees, partners, joint venture partners, lessees, and when applicable mortgagees and affiliated companies having or claiming an interest in the Property. As used in this Deed, the term "Grantor" shall include all of Grantor's successors-in-interest, including without limitation assignees, partners, joint venture partners, lessees, and when applicable mortgagees and affiliated companies having or claiming an interest in the Property.

     (h) Any notice or other correspondence required or permitted hereunder shall be deemed to have been property given or delivered when made in writing and hand delivered to the party to whom directed, or when sent by United States certified mail, or electronic facsimile transmission, with all necessary postage or charges fully prepaid, return receipt requested (or in

Minerals Lease and Agreement Thunder Mountain                                                                         Page 34 of 42

the case of a facsimile or telegram, confirmation of delivery), and addressed to the party to whom directed at the following address:

Grantor:

Thunder Mountain Gold , Inc.
1239 Parkview Drive
Elko, Nevada 89801

and

Thunder Mountain Resources, Inc.
5248 West Chinden Boulevard
Boise, Idaho 83714

Newmont:

Newmont USA Limited
Attention: Land Department
6363 South Fiddler’s Green Circle
Greenwood Village, Colorado 80111
Fax: (303) 837-5851

With a copy to:

Newmont USA Limited
1655 Mountain City Highway
Elko, Nevada 89801
Attn: Land Department
Telecopier No.: (775) 778-2560

Either party hereto may change its address for the purpose of notices or communications hereunder by furnishing notice thereof to the other party in compliance with this Section.

Wherefore, this Deed is executed and delivered effective on the day and year above written.

Grantor:

THUNDER MOUNTAIN GOLD, INC.	THUNDER MOUNTAIN RESOURCES, INC.

By:	By:
Name:	Name:
Title:	Title:

Minerals Lease and Agreement Thunder Mountain Page 35 of 42

Newmont: NEWMONT USA LIMITED By: Name: Title: Minerals Lease and Agreement Thunder Mountain Page 36 of 42

STATE OF  ______________)
                                                ) ss.
COUNTY OF ____________)

This instrument was acknowledged before me on this ____day of _________, 20__, by
___________________________, as _________________________
of THUNDER MOUNTAIN GOLD, INC.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal the day and year first above written.

_________________________________
Notary Public
My commission expires:
_____________

STATE OF        ___________)
                                                ) ss.
COUNTY OF ____________)

This instrument was acknowledged before me on this ___ day of __________, 20__, by
______________________________, as _______________________________
of THUNDER MOUNTAIN RESOURCES, INC.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal the day and year first above written.

______________________________

Notary Public
My commission expires:
__________

STATE OF NEVADA )
                                    ) ss.
COUNTY OF  ELKO )

This instrument was acknowledged before me on this ______day of __________, 20__, by ___________________________, a Vice President of NEWMONT USA LIMITED.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal the day and year first above written.

__________________________________

Notary Public
My commission expires:
______________

Minerals Lease and Agreement Thunder Mountain                                                                            Page 37 of 42

                                                                                 EXHIBIT 1
                                                                        TO ROYALTY DEED
                                                                                BETWEEN
               THUNDER MOUNTAIN GOLD, INC., THUNDER MOUNTAIN RESOURCES, INC.
                                                                  AND NEWMONT USA LIMITED

The Property

1. Nevada Land & Resource Company, LLC Minerals Lease

29-OSP-0007 (NLRC 182093) – 7,604.49 Acres

The following leased mineral interests which are subject to that Minerals Lease dated August 3,
1987, between Southern Pacific Land Company and SFP Minerals Corporation, as assigned, a
Memorandum of which was recorded in the official records of Lander County, Nevada on
November 25, 1987, in Book 303, Pages 33-40:

Township 29 North, Range 44 East, MDM
Section 1: Lots 1-4, S½N½, N½SW¼, SE¼SE¼, SE¼ (599.10 acres)
Section 3: All (638.94 acres)
Section 5: All (639.97 acres)
Section 7: All (622.30 acres)
Section 9: All (640 acres)
Section 13: All (640 acres)
Section 17: All (640 acres)
Section 19: All (624.18 acres)
Section 21: All (640 acres)
Section 23: All (640 acres)
Section 27: All (640 acres)
Section 29: All (640 acres)

29-OSP-0022 (NLRC 182360) – 640.00 Acres

The following leased mineral interests which are subject to that Minerals Lease dated April 15,
1986, between Southern Pacific Land Company and SFP Minerals Corporation, as assigned, a
Memorandum of which was recorded in the official records of Lander County, Nevada on
November 25, 1987, in Book 303, Pages 47-49:

Township 29 North, Range 44 East, MDM
Section 25: All (640.00 acres)

2. The following fee mineral interests: 1,320 Acres

Township 29 North, Range 44 East, MDM
Section 1: SW¼SW¼ (40 acres)
Section 11: All (640 acres)

Minerals Lease and Agreement Thunder Mountain                                                                                    Page 38 of 42

Section 15: All (640 acres)

Minerals Lease and Agreement Thunder Mountain Page 39 of 42

                                                                 EXHIBIT E
                                                                                                 TO
                                                                  MINERALS LEASE AND AGREEEMENT

MEMORANDUM OF AGREEMENT

Notice is hereby given that Newmont USA Limited, a Delaware corporation, doing business in Nevada as Newmont Mining Corporation (“Newmont”), Thunder Mountain Gold,
Inc., and Thunder Mountain Resources, Inc (“Thunder Mountain”) have entered into a Minerals
Lease and Agreement dated as of ____________, covering those certain properties situated in
Lander County, Nevada, described in Exhibit 1 (“Lands”). Said Minerals Lease and Agreement,
in consideration of certain covenants and agreements set forth therein, including, but not limited to work commitments, provides that Newmont has leased or subleased exclusively to Thunder
Mountain all of Newmont’s right to explore for minerals on the Lands.

The Minerals Lease and Agreement grants to each party a right of first offer on any transfer of the other party’s interests in the Lands.

IN WITNESS WHEREOF, this Memorandum has been executed effective as of the date first above written.

NEWMONT USA LIMITED

By: __________________________
Name: _______________________
Title: ________________________

THUNDER MOUNTAIN GOLD, INC.	THUNDER MOUNTAIN RESOURCES, INC.

By: ________________________	By: ________________________
Name: _____________________	Name: _____________________

Title: ______________________	Title: ______________________

Minerals Lease and Agreement Thunder Mountain Page 40 of 42

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:

Jim Collord
Thunder Mountain Gold Inc.
5248 West Chinden Boulevard
Boise, Idaho 83714

MEMORANDUM OF AGREEMENT

NEWMONT USA LIMITED

By: Richard J. Matthews
Name: Richard J. Matthews
Title: Vice President

THUNDER MOUNTAIN GOLD, INC.

By: [signature]
Name: Jim Collord
Title: President

THUNDER MOUNTAIN RESOURCES, INC.

By: G. Pete Parsley
Name: G. PETER PARSLEY
Title: PRESIDENT

STATE OF NEVADA )
) ss.
COUNTY OF ELKO )

This instrument was acknowledged before me on this 21 day of March, 2011, by Richard J Matthews as vice president of NEWMONT USA LIMITED.

CAROLE T. SMITH
NOTARY PUBLIC-STATE OF NEVADA
ELKO COUNTY
99-37849-6 My Appt. Expires August 24, 2011

Carole T Smith
Notary Public
My commission expires: 8/24/11

STATE OF ~~NEVADA~~ Idaho )
) ss.
COUNTY OF Ada )

This instrument was acknowledged before me on this 17 day of March, 2011 by Jim Collard, as President of THUNDER MOUNTAIN GOLD, INC.

STATE OF IDAHO
NOTARY PUBLIC
DELMA MASON

Delma Mason
Notary Public
My commission expires: 7-13-11

STATE OF Idaho )
) ss.
COUNTY OF Ada )

This instrument was acknowledged before me on this ____ day of __________, 2011 by G Peter Parsley, as President of THUNDER MOUNTAIN RESOURCES, INC.

STATE OF IDAHO
NOTARY PUBLIC
DELMA MASON

Delma Mason
Notary Public
My commission expires: 7-13-11